Exhibit 10.27

AGREEMENT FOR STORAGE OF EMBRYOS, EGGS, AND SPERMS SERVICE

The Agreement for Storage of Embryos, Eggs, and Sperms Service (this “Agreement”) is made on this [x] day of December 2022 by and between:

FIRST FERTILITY PGS CENTER LIMITED, a limited company with its with Registration No. 0105557034071 having its registered office address located at No. 36/39 - 36/40, 13th Floor, PS Tower, Sukhumvit 21 (Asoke) Road, Khlong Toei Nuea Sub-district, Vadhana District, Bangkok (hereinafter referred to as “FFC”), a party of one part, and

REPRODUCTIVE EXPERT CO LTD, a limited company with its with Registration No. 0125561014179, having its registered office address located at No. 90/1 Sathorn Thani Tower, 5th Floor, North Sathorn Road, Silom Sub-District, Bangrak District, Bangkok (hereinafter referred to as “MIC”) a party of the other part.

(MIC and FFC, each referred to as the “Party,” collectively referred to as the “Parties”)

WHEREAS, FFC is a licensed medical clinic that provides fertility and infertility treatments to achieve conceptions and pregnancies. FFC has cryopreserved embryos, unfertilized eggs, and sperms (the “Embryos, Eggs, and Sperms”) frozen in a medical laboratory at FFC’s clinic. FFC is now in progress of moving FFC’s clinic to another location.

WHEREAS, MIC is a licensed medical clinic that provides fertility and infertility treatments to achieve conceptions and pregnancies. MIC has medical experience in embryos cryopreservation with standard medical facility, laboratory, and equipment to store and freeze Embryos, Eggs, and Sperms.

WHEREAS, FFC has agreed to engage MIC and MIC has agreed and accepted the engagement to provide the Storage of Service defined in sub- clause 1.1 below subject to the terms and conditions herein.

NOW, THEREFORE, the Parties agree as follows:

1.	Storage Service.

1.1	MIC shall store, freeze, keep safe, and monitor the Embryos, Eggs and Sperms delivered to MIC by FFC at MIC’s clinic located at No. 90/1 Sathorn Thani Tower, 5th Floor, North Sathorn Road, Silom Sub-District, Bangrak District, Bangkok (the “MIC Clinic”) for and on behalf of FFC in accordance with applicable laws of Thailand and MIC’ standard policies and procedures (the “Storage Service”), subject to the terms and conditions in this Agreement.

2.	Delivery.

2.1	FFC shall deliver and transfer the Embryos, Eggs, and Sperms in a vial, or vials contained in a nitrogen tank, or tanks to MIC at the MIC Clinic, for MIC to perform Storage Service from time to time during the Service Term defined in clause 3 below (the “Delivery”).

2.2	Prior to the Delivery, FFC shall provide MIC the number of nitrogen tanks and number of vials contained in each tank as well as the other information relating to the Embryos, Eggs, and Sperms to be delivered to MIC (the “Notice of Delivery”) and MIC shall provide FFC a letter of acceptance to store, freeze and monitor the Embryos, Eggs, and Sperms on behalf of FFC (the “Letter of Acceptance”).

2.3	Upon the Delivery, FFC shall provide MIC consent from the patient or patients having rights and interests in the Embryos, Eggs, and Sperms (each the “Patient”, collectively, the “Patients”) in an applicable form, or forms of Sor Tor Por 14 Form and/or Sor Tor Por 15 Form signed by the Patient or Patients and FFC responsible personnel and relevant documents.

2.4	Upon receipt of the Delivery, MIC shall provide FFC an acknowledgement of receipt of the Embryos, Eggs, and Sperms (the “Acknowledgement of Receipt”).

2.5	The Notice of Delivery and the Letter of Acceptance in sub-clause 2.2, the Acknowledgement of Receipt in sub-clause 2.4, shall be made in an appropriate form or forms acceptable by the Parties.

3.	Service Term.

3.1	FFC and MIC mutually agree that the term of the Storage Service shall be for 1 (one) year commencing from December 1, 2022, to November 30, 2023 (the “Service Term”).

3.2	FFC may, at its discretion, terminate the Storage Service before the end of the Service Term by sending MIC a notice of termination in advance at least 7 (seven) days.

4.	Service Fee.

4.1	FFC agrees to pay MIC THB 4,000.00 (Four Thousand Baht only) per each vial for the Service Term of 1 (one) year (the “Service Fee”) payable in advance on or before the date of the Delivery.

4.2	The Service Fee is not charged in pro-rata. In case that the Storage Service with respect to any vial of the Embryos, Eggs, and Sperms is provided less than 1 (one) year, the Service Fee for 1 (one) year shall apply.

5.	MIC’s Covenant.

5.1	MIC agrees that during the Storage Service, MIC shall store, freeze, and monitor the Embryos, Eggs, and Sperms in good medical care and be fully responsible, and liable for the Embryos, Eggs, and Sperms in compliance with all legal requirements and procedures with assurance that all the Patient, or the Patients’ rights to and interests in the Embryos, Eggs, and Sperms shall be at highest protection.

6.	FFC’s Covenant.

6.1	FFC confirms that each individual patient and/or the couple having rights and interests in the Embryos, Eggs, and Sperms shall agree to the transfer and release of the Embryos, Eggs, and Sperms to be stored, frozen and monitored in the custody of MIC at MIC clinic.

7.	No Transfer.

7.1	MIC shall not for any reason transfer the Embryos, Eggs, or Sperms in its custody to any third party or to any other facility location.

8.	Release of the Embryos, Eggs, and Sperms.

8.1	FFC may at any time during the Service Term request for the release and return of any vial of the Embryos, Eggs, and Sperms by sending a request to release the Embryos, Eggs, and Sperms and obtaining consent from the Patient, or Patients through the forms and documents referred to in sub-clause 2.3 in advance at least 3 (three) days.

8.2	FFC shall be responsible to collect the Embryos from MIC and transport the Embryos from MIC Clinic to FFC facility.

9.	Medical Treatment by MIC.

9.1	In case that any In Vitro Fertilization or Embryo Transfer or medical treatment or medical procedure (the “Medical Procedure”) is required by any Patient or by FFC which FFC is not able to perform such Medical Procedures during the Storage Service, MIC agrees to perform the Medical Procedure (the “Additional Medical Service”) on a request of FFC. The details of the Additional Medical Service will be agreed upon the Parties in a separate engagement.

10.	Termination and Return of the Embryos, Eggs, and Sperms.

10.1	Upon the end of the Service Term or an early termination of the Storage Service provided herein, this Agreement shall be terminated, and MIC shall release and return the Embryos, Eggs, and Sperms in its custody to FFC upon receipt of a request to release the Embryos, Eggs, and Sperms and consent from the Patient, or Patients through the forms and documents referred to in sub-clause 2.3 which shall be sent in advance at least 3 (three) days.

10.2	FFC shall be responsible to collect the Embryos, Eggs, and Sperms from MIC and transport the Embryos, Eggs, and Sperms from MIC Clinic to FFC facility.

11.	Miscellaneous.

11.1	Notice. Any request, notice or communication required to be given under this Agreement shall be in writing, to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing or by, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by a reputable courier service, or (b) when directed to an electronic mail address.

If to FFC:

Address: No. 36/39 - 36/40, 13th Floor, PS Tower, Sukhumvit 21 (Asoke) Road, Khlong Toei Nuea Sub-district, Vadhana District, Bangkok

Attention: [x]

e-Mail: [x]

Copy to: [x]

e-Mail: [x]

If to MIC:

Address: No. 90/1 Sathorn Thani Tower, 5th Floor, North Sathorn Road, Silom Sub-District, Bangrak District, Bangkok

Attention: [x]

e-Mail: [x]

Copy to: [x]

e-Mail: [x]

11.2	Severability. If any provision of this Agreement is found to be invalid or unenforceable by any court or arbitrator, that provision shall be ineffective only to the extent that it is in contravention of applicable laws without invalidating the remaining provisions hereof, unless such invalidity and unenforceability would defeat an essential purpose of this Agreement.

11.3	Indemnification. MIC agrees to be liable to FFC and any person having rights and interests in the Embryos, Eggs, and Sperms for all damages, losses, costs, and expenses arising out from performance, negligence, misconduct, omission, bad faith and any non-compliance or violation of any applicable law of its officers, employees, personnel, directors, and agents or from non-standard, malfunction, problem, or error of any tool, equipment or facility used for performance of Storage Service.

11.4	Confidentiality. During the term of this Agreement, MIC will have access to confidential information relating to personal data, and information of the Patient or Patients which are treated as sensitive information protected under applicable laws. MIC agrees to treat all records and information relative to the Patient or Patients as highly confidential and agrees to keep at all times highly confidential all such information and shall comply at all times with Personal Data Act 2019. This provision survives the termination of this Agreement.

Moreover, MIC shall protect all information of FFC that it learns or receives, directly or indirectly, in connection with the transactions or relationships contemplated herein, and shall not use the same for its own benefit or the benefit of others except as contemplated in this Agreement.

11.5	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Thailand.

For and on behalf of	For and on behalf of
[Millenium IVF Clinic]	First Fertility PGS Center Limited

Name	Name
Authorized Person	Authorized Person

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